UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 20, 2000


                          CHICAGO PIZZA & BREWERY, INC.
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                       0-21423                33-0485615
  (State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
              of incorporation)                              Identification No.)


                              16162 BEACH BOULEVARD
                                    SUITE 100
                       HUNTINGTON BEACH, CALIFORNIA 92647
              (Address and zip code of principal executive offices)


       Registrant's telephone number, including area code:  (714) 848-3747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 20, 2000, BJ Chicago, LLC ("BJC"), a Delaware limited liability company in which The Jacmar Companies ("Jacmar") has a 49.9% membership interest, entered into a Stock Purchase Agreement to acquire an aggregate of 2,206,500 shares of Registrant's Common Stock from ASSI, Inc. and Louis Habash, representing approximately 28.8% of Registrant's outstanding Common Stock, for a purchase price of $4.00 per share. In addition, BJC entered into a separate agreement dated December 20, 2000 to acquire an aggregate of 661,358 shares of Registrant's Common Stock, representing an aggregate of 8.6% of Registrant's outstanding Common Stock, from Paul A. Motenko and Jeremiah J. Hennessy, at a purchase price of $2.75 per share. Messrs. Motenko and Hennessy are the Co-Chief Executive Officers of Registrant. According to a Schedule 13D filed by Jacmar on December 21, 2000, upon completion of the transactions, Jacmar will have sole voting and investment power with respect to 1,190,200 shares of Registrant's Common Stock, representing approximately 15.5% of Registrant's outstanding Common Stock, and shared voting and investment power with respect to an additional 2,867,858 shares of Registrant's Common Stock, representing approximately 37.5% of Registrant's outstanding Common Stock. Jacmar is a privately held company which operates a specialty wholesale foodservice distributor serving Central and Southern California and various restaurants, performs property management services, and makes investments. Jacmar is Registrant's largest restaurant supplier.

     In connection with ASSI's agreement to sell its shares of Registrant's Common Stock, two directors of Registrant nominated by ASSI, Mark James and Allyn Burroughs, resigned effective December 20, 2000. On December 26, 2000, Ernest Klinger also resigned as a director and officer of the Company, as described in Item 5 below. The vacancies on the Board of Directors have not yet been filled.

ITEM 5.  OTHER EVENTS.

     On December 20, 2000, BJC entered into a Facilitation Agreement with Registrant pursuant to which BJC agreed, subject to the completion of the transactions contemplated by the Stock Purchase Agreement described in Item 1 above, to obtain for Registrant up to $4.8 million of new financing on or before February 14, 2001 from a commercial lender on commercially reasonable terms to replace Registrant's existing funded debt. In addition, subject to project pre-commitment approval by BJC (which will not be unreasonably withheld), BJC will arrange up to an additional $1.2 million of financing for future development projects of Registrant. Such financing will be at commercially reasonable rates and may be secured by assets of Registrant and its subsidiaries. Pursuant to the Facilitation Agreement, Registrant provided certain representations and warranties concerning Registrant to BJC and agreed to file a shelf registration statement with the Securities and Exchange Commission registering all shares of Registrant's common Stock owned by BJC upon completion of the transactions contemplated by the Stock Purchase Agreement for resale to the public by BJC. The registration statement must be filed within five days after the filing by Registrant of its Annual Report on Form 10-K with respect to the year ending December 31, 2000.

     On December 5, 2000, Jacmar filed an amended Statement of Beneficial Ownership on Form 13-G in which Jacmar reported that its beneficial ownership of Registrant's outstanding Common Stock exceeded 15%. As a result of this event, the "change in control" provisions of the existing employment contracts of Jeremiah J. Hennessy and Paul A. Motenko, the Co-Chief Executive Officers and Co-Chairmen of the Board of Directors of Registrant, and Ernest Klinger, the President, Chief Financial Officer and a Co-Chairman of the Board of Directors of Registrant, were triggered. Such provisions gave each of these individuals the right to terminate his employment contract and receive certain compensation
for the full remaining term of such contract.   Messrs. Hennessy and Motenko
have waived this right and have entered into new employments with Registrant, as described below. Mr. Klinger has resigned as an officer and Director of Registrant and has invoked his contractual rights as set forth in his employment contract, a copy of which is attached hereto as Exhibit 99.6 and incorporated herein by this reference.

     On December 20, 2000, Registrant entered into new employment agreements, effective January 1, 2001, with each of Jeremiah J. Hennessy and Paul A. Motenko, its Co-Chief Executive Officers. The new employment agreements are substantially identical to the prior agreements, except that: the term of their employment has been extended from March 26, 2004 to December 31, 2006; the base salary has been increased from $150,000 to $225,000 per year; and Registrant has agreed to grant options to each of them, provided that the shareholders of Registrant and a Compensation Committee of the Board consisting of two or more disinterested Directors first approve such grant. Upon such approval of the option grant, each of Messrs. Hennessy and Motenko will receive an option to purchase up to 330,679 shares of Registrant's Common Stock at an exercise price of $2.75 per share. If the options are not approved as set forth in the preceding sentence prior to December 31, 2001, then in lieu of such stock options the salary of each of Messrs. Hennessy and Motenko will be increased by $170,000 per year.

     On December 20, 2000, Registrant entered into a Mutual General Release with ASSI, Inc. and Louis Habash. In addition to the parties waiving any claims they might have against each other, the Mutual General Release provides for the issuance to ASSI, Inc. of a stock option exercisable for 200,000 shares of Registrant's Common Stock at a purchase price of $4.00 per share. The exercise price is in excess of the closing market price for Registrant's Common Stock on the date of grant.

     The foregoing summaries are qualified in their entirety by reference to the full text of the Facilitation Agreement, Employment Agreements, Mutual General Release, and the Option Agreement with ASSI, Inc. which are attached to this Current Report on Form 8-K as Exhibits and which are hereby incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 Facilitation Agreement dated as of December 20, 2000 between BJ Chicago, LLC and Registrant.

     99.2 Employment Agreement dated December 20, 2000, to become effective as of January 1, 2001, between Registrant and Jeremiah J. Hennessy.

     99.3 Employment Agreement dated December 20, 2000, to become effective as of January 1, 2001, between Registrant and Paul A. Motenko.

     99.4 Mutual General Release dated December 20, 2000 among Registrant, ASSI, Inc. and Louis Habash.

     99.5 Option Agreement dated as of December 20, 2000 between Registrant and ASSI, Inc.

     99.6 Employment Agreement dated June 21, 1999 between Registrant and Ernest T. Klinger (incorporated by reference to Exhibit 10.1 of the Form 10-Q filed August 16, 1999).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CHICAGO PIZZA & BREWERY, INC.




Date: January 3, 2000               By /s/ Paul A. Motenko
                                       ___________________
                                       Paul A. Motenko, Co-Chief Executive
                                       Officer